Exhibit 24.1

POWER OF ATTORNEY

I appoint Donal L. Mulligan and Richard C. Allendorf, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*	Sign the registration statement on Form S-3 for the registration of the offer and sale of equity and debt securities by General Mills, Inc. and any amendments (including post-effective amendments) to that registration statement;

*	File the registration statement mentioned above on Form S-3 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson	/s/ Maria G. Henry
Bradbury H. Anderson Dated: 3/15/2018	Maria G. Henry Dated: 2/28/2018

/s/ Alicia S. Boler Davis	/s/ Heidi G. Miller
Alicia S. Boler Davis Dated: 3/01/2018	Heidi G. Miller Dated: 3/02/2018

/s/ R. Kerry Clark	/s/ Stephen A. Odland
R. Kerry Clark Dated: 3/02/2018	Stephen A. Odland Dated: 3/02/2018

/s/ David M. Cordani	/s/ Eric D. Sprunk
David M. Cordani Dated: 3/02/2018	Eric D. Sprunk Dated: 2/28/2018

/s/ Roger W. Ferguson, Jr.	/s/ Jorge A. Uribe
Roger W. Ferguson Jr. Dated: 2/28/2018	Jorge A. Uribe Dated: 3/02/2018

/s/ Jeffrey L. Harmening
Jeffrey L. Harmening Dated: 3/02/2018